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Exhibit 23.3

CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS

        We hereby consent to all references to our firm included in this Registration Statement on Form S-4 and the Prospectus to which the Registration Statement is related, with respect to our estimates of oil, natural gas and natural gas liquids reserves of Midstates Petroleum Company, Inc. We also consent to the reference to us under the heading "Experts" in such Registration Statement and the Prospectus to which the Registration Statement is related.

By:	/s/ J. Zane Meekins
	Name:	J. Zane Meekins
	Title:	Executive Vice President

Cawley, Gillespie & Associates, Inc.
Texas Registered Engineering Firm No. F-693
Fort Worth, Texas
October 2, 2015

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  Exhibit 23.3
CONSENT OF INDEPENDENT PETROLEUM CONSULTANTS